SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------



                                   PRELIMINARY
                             INFORMATIONAL STATEMENT

                            PURSUANT TO SECTION 14 OF

                       The Securities Exchange Act of 1934

                          COLORADO GOLD & SILVER, INC.

             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-10065

                                 CIK: 0000354699



           Colorado                                          84-0820529
--------------------------------                             -------------------
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization                             Identification No.)



c/o 10200 W. 44th Ave., #400, Wheat Ridge, CO                    80033
-----------------------------------------------                -----------
(Address of principal executive offices)                       (Zip Code)



               Registrant's telephone number, including area code:
                                      None

                          COLORADO GOLD & SILVER, INC.
                             10200 W. 44th Ave. #400
                              Wheat Ridge, CO 80033

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD __________, 1999

         Notice is hereby given that the Special Meeting of Shareholders of Colorado Gold & Silver, Inc., (hereinafter referred to as "the Company") will be held at 10200 W. 44th Avenue, #400, Wheat Ridge, Colorado, at 9:00 a.m., local time, for the following purposes:

         1. To authorize the Board of Directors to set a ratio for the reverse split (pro-rata reduction of outstanding shares) of the issued and outstanding common shares of the Company, such ratio not to exceed one new share of common stock for 300 each shares of common stock now issued and outstanding, to be determined by March 31, 1999.

         2. To amend the Articles of Incorporation to change the name of the Company to Progressive Telecommunications, Inc.

         The Board of Directors has fixed the closing of business on _____________, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.



                                            /s/ Coke Reeves
                                            ------------------------------------
                                            Colorado Gold & Silver, Inc.
                                            Coke Reeves, President

                              INFORMATION STATEMENT

                          COLORADO GOLD & SILVER, INC.
                             10200 W. 44th Ave. #400
                              Wheat Ridge, CO 80033

                               SPECIAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                               _____________, 1999

         This Informational Statement is being furnished to the shareholders of Colorado Gold & Silver, Inc., a Colorado corporation, in connection with the Special Meeting of Shareholders to be held at 9:00 a.m., MDT, ________________ at 10200 W. 44th Avenue, #400, Wheat Ridge, Colorado. The Informational Statement is first being sent or given to shareholders on or about ___________, 1999.

         NO PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                               EXPENSE OF MAILING

         The expense of preparing and mailing of this Informational Statement to shareholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees and fiduciaries to forward this Informational Statement to the beneficial owners of the shares of common stock of the Company held of record by such persons. The Company will not reimburse such persons for the cost of forwarding.

                 INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

         None. No director or shareholder owning 10% or more of the outstanding shares has indicated her or his intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon.

                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

         As of the call date of the meeting, ___________, 1999, the total number of common shares outstanding and entitled to vote was __________.

         The holders of such shares are entitled to one vote for each share held on the record date. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to call date and prior to meeting.

                                   RECORD DATE

         Stock transfer records will remain open. ________________, shall be the record date for determining shareholders entitled to vote and receive notice of the meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information as of December 31, 1998, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment are by such person.


Title                      Name and                                    Amount and                      Percent
  of                       Address of                                  Nature of                       of
Class                      Beneficial Owner                            Beneficial Interest             Class
---------                  ----------------------                      --------------------            --------
Common                     M. Coke Reeves                              14,790,800 (1)                  23.03%
                           President/Director

Common                     M.R. Reeves                                 5,000,000 (1)                    7.78%
                           Secretary/Director

                           All Officers and                            19,790,800                      30.81%
                           Directors as a group

(1)      M. Coke Reeves and M.R. Reeves are husband and wife.

                          VOTING REQUIRED FOR APPROVAL

         I. A majority of the shares of common stock outstanding at the record date must be represented at the Special Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders, until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Special Meeting for each share of common stock registered in such shareholder's name at the record date.

         II. The Colorado Corporation Act and the Articles of Incorporation require that a quorum be present and a majority of the outstanding shares present vote in favor of the proposed Amendment to the Articles of Incorporation to change the name and for reducing issued and outstanding shares through the pro rata reverse split of the issued and outstanding shares.

DIRECTORS AND EXECUTIVE OFFICERS.

         The directors and executive officers of the Company as of December 1998 are as follows:


                                                              Period of
                                                              Service As An
                                                              Officer Or
  Name                   Age           Position(s)            Director
-------------------------------------------------------------------------------

M. Coke Reeves           80            President,             Inception to
                                       Treasurer, and         Date
                                       Director

M.R. Reeves              62            Secretary and          Since
                                       Director               September 1984


         The directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. The officers of the Company are elected at the annual meeting of the Board of Directors and hold office until their successors are chosen and qualified or until their death, resignation, or removal. The Company presently has no executive committee or audit committee.

         The principle occupations of each director and office of the Company for at least the past five years are as follows:

         M. Coke Reeves has been employed on a full-time basis with the Company as its President since inception in March 1980. Prior to that time, Mr. Reeves had been in the mining and home-building business as Reeves of Texas, Inc. from 1973 to 1980. He has mined tungsten in Nevada as Reeves Mining, Inc. He was involved in the operation of the Gold Bond Mine in Cripple Creek, Colorado through Reeves Minerals, Inc. from 1973 to 1980. He was president and a director and the sole shareholder of the foregoing companies, all of which were sold or discontinued by Mr. Reeves in 1980. He was the president and founder of Bentex Pharmaceutical Company from 1950 to 1971, which was subsequently sold to ICN Pharmaceuticals, Inc. He resigned as vice-president of ICN Pharmaceuticals in 1973. prior thereto, he was involved in various businesses associated with coal mining and marketing. Mr. Reeves received a B.A. degree from Westminster College, Fulton, Missouri in 1933.

         M.R. Reeves has been Secretary of the Company since 1984. Mrs. Reeves served as Secretary of Reeves of Texas, Inc., a company involved in the mining and home-building business from 1973 to 1980. From 1960 to 1970, she was employed by Bentex Pharmaceutical Company as a buyer and in charge of its direct mail department.

         There is no family relationship between or among any of the officers and directors, except that M.R. Reeves is the wife of M. Coke Reeves.


               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

         (a)  Cash Compensation.

         Compensation paid by the Company for all services provided during the fiscal year ended December 31, 1997, (1) to each of the Company's two most highly compensated executive officers whose cash compensation exceeded $60,000.00 and (2) to all officers as a group is set forth below under directors. None.

         (b)  Compensation Pursuant to Plans.  None.

         (c)  Other Compensation.  None.

         (d)  Compensation of Directors.                               None.

         Compensation paid by the Company for all services provided during the period ended December 31, 1997, (1) to each of the Company's directors whose cash compensation exceeded $60,000.00 and (2) to all directors as a group is set forth on the next page:


Name of Individual                          Capacities
Number of Persons                           in                            Cash                      Stock
in Group                                    Which Served               Compensation              Compensation
-------------------                         -----------------          -------------             --------------
M. Coke Reeves                              President                         0                         0
M.R. Reeves                                 Secretary                         0                         0
________________                            ______________                    0                         0

All directors as a group                                                      0                         0
to December 31, 1998

              PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION AND
                       CHANGES IN CORPORATE CAPITALIZATION

                         I. CHANGE OF OUTSTANDING SHARES

         The Board of Directors of the Company recommends a pro rata reverse split of the issued and outstanding shares of common stock and is asking stockholders to authorize a reverse split of the Company's issued and outstanding common shares. The Board of Directors will be authorized to determine the ratio for the reverse split (pro-rata reduction in outstanding shares), such ratio not to exceed 1 new common stock share for every 300 shares of common stock issued and outstanding in the hands of shareholders. The Board of Directors shall be authorized to set such ratio in its discretion based upon factors including but not limited to:

                           a)       NASDAQ listing requirements
                           b)       then current trading price of the shares
                           c)       asset values of the Company
                           d)       advice of investment banking community

         The Board of Directors shall make such determination of reverse split on or before March 31, 1999. The Board believes that such reverse split of the Company's capital shares will lend itself better to the Company's organization and capitalization and allow it to make capital placements.

         Management Discussion of the Proposal

         Management of the Company recommends the reverse split believes that the proposed reverse split will make the Company better able to comply with NASDAQ's ever changing listing requirements by reducing the outstanding shares in the Company. The Company currently has 64 million shares outstanding with no net worth and no market capitalization. Acquisition candidate even if its assets made it otherwise NASDAQ eligible, which would accept such a high share capitalization, even if no more shares were issued. Further, it is highly unlikely that the trading price of shares of a 64 million share capitalized company would ever meet the NASDAQ trading price requirements.

         Current NASDAQ "Small Cap" listing requirements are:

         a)  Net Tangible Assets                                 $  4,000,000

                      or

             Market Capitalization                               $ 50,000,000

                      or

             Net Income                                          $    750,000
             (in latest fiscal year or
             2 of last 3 fiscal years)

         b)  Public Float (shares)                                  1,000,000

         c)  Market Value of Public                              $  5,000,000

         d)  Minimum Bid Price                                   $          4.00

         e)  Market Makers                                              3

         f)  Shareholders - (round lots)                              300

         g)  Market History                                           1 Year

         h)  Corporate Governance -
                  Standards                                            Yes

         Once the reverse split has occurred, the Company will then be better structured to seek equity financing, because investors shy away from the very high dilution which would occur if an investment were made in the current structure.

                          II. CHANGE IN CORPORATE NAME

         The Board is asking shareholders to authorize a name change of the Corporation to Progressive Telecommunications, Inc. and to approve an amendment to the Articles of Incorporation therefore. Management recommends the name change to Progressive Telecommunications, Inc.



                         BOARD OF DIRECTORS AND OFFICERS

          The three persons listed below are Officers and the members of the Board of Directors, serving until the next annual meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Michael  B.  Johnson,   Independent  Public  Accountants,   of  Denver,
Colorado, have been engaged as the Certifying accountants for the period 1992 through fiscal year 1998.

                              SHAREHOLDER PROPOSALS

         Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual or any special meeting, it must be received by the secretary of the Company, at 10200 W. 44th Ave. #400, Wheat Ridge, CO 80033, not later than 90 days prior to the meeting, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in March, 1999.


Dated: ___________________



                                         By Order of the Board of Directors


                                             /s/ Coke Reeves
                                         By: ----------------------------------
                                             Coke Reeves, President